EXHIBIT 10.20

AMENDMENT #2 TO THE SENIOR PROMISSORY NOTE ISSUED ON MAY 9, 2023

THIS AMENDMENT #2 to the Note (as defined below) (the “Amendment”) is entered into as of [ ], 2024 (the “Effective Date”), by and between Vemanti Group, Inc., a Nevada corporation (the “Company”), and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the Parties to that certain promissory note originally issued by the Company to the Holder on May 9, 2023, in the original principal amount of $162,750.00 (as amended from time to time, the “Note”).

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The reference to “$0.225” in Section 1.2(a) of the Note shall be replaced with “ the current market price (the closing price of the common stock the day immediately prior to the date of conversion) of the Company’s common stock minus $0.10, but under no circumstances less than $0.10 or more than $0.30.”

2. For each Conversion Notice (as defined in the Note) (each a “Conversion Notice”) effectuated by the Holder, the Company shall have the right to pay in cash the portion of the Note being converted by the Holder in the respective Conversion Notice, so long as the Company pays such amount on the Conversion Date (as defined in the Note) (each a “Conversion Date”) for such respective Conversion Notice.

3. Section 4.5 of the Note shall apply to this Amendment.

4. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Vemanti Group, Inc.			FirstFire Global Opportunities Fund, LLC

		By:	FirstFire Capital Management, LLC, its manager

By:
Name:	Hoang Van Nguyen
Title:	Chief Executive Officer	By:
		Name:	Eli Fireman

2